UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 13, 2006

(Date of earliest event reported)

ARMSTRONG HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	000-50408	23-3033414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

Effective March 13, 2006, Donald A. McCunniff was hired and elected to the position of Senior Vice President, Human Resources of Armstrong World Industries, Inc. (the “Company”). Mr. McCunniff previously served as a senior human resources executive with Honeywell International, Inc. (formerly Allied Signal, Inc.) in various units of that company between 1995 and 2005.

Mr. McCunniff will have an initial annual salary of $325,000 and will receive a hiring bonus of $100,000, which he will be obliged to repay if he should leave Armstrong within one year. He will receive relocation assistance payments and benefits. If Company performance targets are met, McCunniff will also receive a management achievement plan (MAP) annual bonus and a long-term incentive plan (LTIP) cash payment. His initial MAP target bonus for 2006 is 50% of his actual base salary earnings, and his initial LTIP target award for 2006-2007 performance is 110% of his annualized base salary. Starting with his MAP bonus payable based on 2007 results, his MAP bonus will be subject to an annual reduction of $20,000 and corresponding credit to his Bonus Replacement Retirement Plan account. McCunniff is also eligible to participate in the Company’s 401(k) plan, life insurance, disability insurance and similar programs provided to other employees, and is slated to receive restricted stock and stock options in the reorganized Company when it eventually emerges from Chapter 11.

Effective March 13, McCunniff also entered into an Indemnification Agreement and a Change in Control Agreement with the Company. The Indemnification Agreement is in the basic form provided generally to directors and officers. This agreement indemnifies him from claims and liabilities stemming from his service as an officer, and commits the Company to maintain a prudent level of director and officer insurance coverage during his service. The Change in Control Agreement contains provisions similar to those of other senior Company officers as disclosed in Item 11 of the Company’s 2005 Form 10-K, except that the Company’s emergence from Chapter 11 will not constitute a change in control. Severance benefits are payable if the executive is involuntarily terminated or terminates employment for good reason within three years following a change in control. Good reason to terminate employment exists if there are significant changes in the nature of the employment following the change in control. The agreement has an automatic renewal feature, meaning the agreement will continue in effect unless either Armstrong or the executive elects not to extend the agreement. Severance benefits under the agreement include: (1) a lump severance payment equal to three times the sum of the executive’s annual salary and bonus and (2) a lump-sum payment of the portion of the employee’s target annual incentive award calculated by multiplying the target by the fractional number of months completed in the performance period. Absent a change in control, if McCunniff’s employment were to be involuntarily terminated other than due to disability, death, unacceptable performance or cause, he would be entitled to a minimum severance payment equal to his annual base salary.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No. 10.1	Change in Control Agreement with Donald A. McCunniff dated March 13, 2006.

No. 10.2	Indemnification Agreement with Donald A. McCunniff dated March 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG HOLDINGS, INC.

By:	/s/ Walter T. Gangl
Walter T. Gangl
Deputy General Counsel and Assistant Secretary

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Walter T. Gangl
Walter T. Gangl
Deputy General Counsel and Assistant Secretary

Date: March 13, 2006

EXHIBIT INDEX

Exhibit No.	Description

No. 10.1	Change in Control Agreement with Donald A. McCunniff dated March 13, 2006.

No. 10.2	Indemnification Agreement with Donald A. McCunniff dated March 13, 2006.